Exhibit 5.1

COPY

FAEGRE & BENSON LLP

COPY

3200  WELLS FARGO CENTER,  1700  LINCOLN  STREET

DENVER,  COLORADO  80203-4532

TELEPHONE   303.607.3500

FACSIMILE   303.607.3600

www.faegre.com

February 2, 2004

Board of Directors

Stockgroup Information Systems Inc.

500-750 W. Pender Street

Vancouver, B.C.

Canada V6C 2T7

RE:  Opinion and Consent

Gentlemen:

In connection with the proposed registration under the Securities Act of 1933, as amended, of 3,300,000 shares of Common Stock of Stockgroup Information Systems Inc., a Colorado corporation (the “Company”), offered and to be offered pursuant to the Company’s 2003 Stock Option Plan (the “Plan”), we have examined the Company’s Articles of Incorporation, as amended, its By-Laws, and such other documents, including the Registration Statement on Form S-8, dated the date hereof, to be filed with the Securities and Exchange Commission relating to such shares (the “Registration Statement”), and have reviewed such matters of law, as we have deemed necessary for this opinion.  Accordingly, based upon the foregoing, we are of the opinion that:

1.

The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

2.

The Company has duly authorized the issuance of the shares of Common Stock which may be issued pursuant to the Plan.

3.

The shares which may be issued pursuant to the Plan will be, upon issuance in accordance with the terms of the Plan, validly issued and outstanding and fully paid and nonassessable.

This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-B.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus relating to the Registration Statement.  However, this consent should not be construed as an indication that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K or Regulation S-B.

Colorado    Minnesota    Iowa    London    Frankfurt    Shanghai

Stockgroup Information Systems Inc.

February 2, 2004

This opinion is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Plan.

Sincerely,

FAEGRE & BENSON LLP

/s/ William J. Campbell

By: William J. Campbell

Colorado    Minnesota    Iowa    London    Frankfurt    Shanghai